Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Starz Entertainment Corp. 2025 Performance Incentive Plan of our report dated October 15, 2024, with respect to the combined financial statements of the Starz Business of Lions Gate Entertainment Corp. included in Amendment No. 5 to the joint Registration Statement (Form S-4 No. 333-282630) and related joint Proxy Statement/Prospectus of Lions Gate Entertainment Corp. and Lionsgate Studios Holding Corp., filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Denver, Colorado

May 7, 2025